UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2015

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2015, QLogic Corporation (the “Company”) entered into a General Release Agreement (the “Agreement”) with the Company’s former President and Chief Executive Officer, Prasad Rampalli. Mr. Rampalli resigned as President and Chief Executive Officer, and as a member of the Company’s board of directors, effective August 20, 2015. The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Under the Agreement, Mr. Rampalli will be entitled to receive a severance payment of $1,260,000.00 and reimbursement by the Company of his COBRA premiums for a period of no more than twelve months. In addition, Mr. Rampalli’s time-based restricted stock units scheduled to vest in 2016 were pro-rated through his last day of employment (which consists of 39,654 restricted stock units). The Agreement also includes a release by Mr. Rampalli of claims against the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	General Release Agreement, dated September 3, 2015, by and between the Company and Prasad Rampalli.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

September 4, 2015	/s/ Jean Hu
Jean Hu
Acting Chief Executive Officer, Senior Vice
President and
Chief Financial Officer